EXHIBIT 99.1

From the Desk of Isabella Barbera

Basanite, Inc.

2041 NW 15th Avenue

Pompano Beach, FL  33069

July 6, 2020

To the Board of Directors:

Please accept this letter of resignation. Effective immediately, I will be stepping down from the role of Chief Financial Officer.

This pandemic has caused obstacles for families of working parents and school-aged children. It has caused some obstacles for my family and therefore, I am resigning and choosing my family.

Thank you for the opportunity and understanding. I am still excited to see what the future holds for this Company and wish it much success!

Sincerely,

/s/ Isabella Barbera

Isabella Barbera